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                                                                    Exhibit 99.1

CONTACT:    David Baker
            President & Chief Executive Officer
            (973) 694-0330


                              FOR IMMEDIATE RELEASE

                          LINCOLN PARK BANCORP APPOINTS
                           NEW CHIEF FINANCIAL OFFICER


Lincoln Park, NJ, January 16, 2007: The Board of Directors for Lincoln Park Bancorp and Lincoln Park Savings Bank announced today the appointment of Nandini
S. Mallya to the position of Chief Financial Officer. Ms Mallya has served as a Vice President and the Treasurer of the Bank since 1997, and as interim Chief Financial Officer since July 2006.

President David Baker, speaking for the Board, stated "Nandini has the full confidence of the Board as she has for years." "We look forward to her continued service in her new position", he further stated.

Ms. Mallya came to Lincoln Park Savings from Panasia Bank in Fort Lee, New Jersey. "I am pleased for the opportunity that the Board has provided me and look forward to my continued service with the Company." Ms. Mallya resides in Wanaque New Jersey with her husband Sudhakar.

Lincoln Park Savings Bank is a New Jersey state-chartered savings bank that conducts its business from its main office in Lincoln Park, New Jersey. The Company's common stock is traded on the OTC Bulletin Board under the symbol "LPBC".

The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, thereafter, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


(Lincoln Park NJ 01/16/2007)